                                      Registration No. 33
                                                                    -------
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                        ______________________________________

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                        ______________________________________

                            THE WEST COMPANY, INCORPORATED
                  (Exact name of issuer as specified in its charter)

               Pennsylvania             23-1210010
               (State of Incorporation) (I.R.S.   Employer   Identification
          No.)

               101 Gordon Drive
               Lionville, Pennsylvania 19341
               (Address of Principal Executive Offices) (Zip Code)

                            THE WEST COMPANY, INCORPORATED
                               LONG-TERM INCENTIVE PLAN
                               (Full title of the plan)

                             John R. Gailey III, Esquire
                    Vice President, General Counsel and Secretary
                            The West Company, Incorporated
                                   101 Gordon Drive
                            Lionville, Pennsylvania  19341
                       (Name and address of agent for service)

                                    (610) 594-3319
            (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE
          -----------------------------------------------------------------

                                      Proposed      Proposed
          Title of        Amount      maximum       maximum
          securities       to be      offering     aggregate   Amount of
          to be         registered   price per      offering  registration
          aggregate         (1)      share (2)     price (2)      fee
          -----------------------------------------------------------------
          Common Stock,
          par value       800,000     $26.0625    $20,850,000  $7,189.66
          $.25 per share  shares

          (1) This Registration Statement also registers such additional indeterminate number of shares of Common Stock or other securities as may become issuable by reason of the anti-dilution adjustment provisions of the Long-Term Incentive Plan.

          (2) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933 on the basis of $26.0625 per share, the average of the high and low prices of the Company's Common Stock as reported in the consolidated reporting system of the New York Stock Exchange on September 13, 1996.

          Incorporation  of  Previously  Filed  Registration  Statement  by
          Reference
          -----------------------------------------------------------------
               The shares of Common Stock being registered hereby will be offered and sold pursuant to the terms of The West Company, Incorporated Long-Term Incentive Plan (the "Plan"). Registration Statements on Form S-8 (Nos. 33-61076, 33-29506 and 33-37825)
          relating to the Plan have been filed with the Commission and  are
          currently  effective.     The   contents  of  such   Registration
          Statements are incorporated herein by reference.

          Item 3.   Incorporation of Documents by Reference.
          -------
               The Company's 1995 Annual Report on Form 10-K for the year ended December 31, 1995 (Commission File No. 1-8036), the Company's Report on Form 10-Q for the quarter ending March 31, 1996 (Commission File No. 1-8036) and the Company's Report on Form 10-Q for the quarter ending June 30, 1996 (Commission File No. 1-8036) have been filed with the Securities and Exchange Commission and are incorporated herein by reference.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

          Item 8.   Exhibits.
          ------    --------
               The following exhibits are filed herewith:

          Exhibit No.                     Description
          ----------                      ------------
               5             Opinion of General Counsel regarding
                             legality of securities being registered.

             23(a)           Consent of Coopers & Lybrand

             23(b)           Consent of General Counsel
                             (contained in opinion filed as Exhibit 5)

               24            Powers of Attorney




                                      SIGNATURES



               Pursuant to the requirements of the Securities Act of 1933, the registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lionville, Township of Uwchlan, Commonwealth of Pennsylvania, on the 16th day of September, 1996.

                                 THE WEST COMPANY, INCORPORATED

                                 /s/   JOHN R. GAILEY III
                                 --------------------------------------
                                 John R. Gailey III
                                 Vice President, General Counsel and Secretary

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


          Signature                           Title                              Date
          ----------                          -----                              ----
          /s/ William G. Little           Director, Chairman of the Board      September 16, 1996
          ----------------------------    President and Chief Executive
          William G. Little               Officer (Principal Executive Officer)

          /s/ Anna Mae Papso              Corporate Vice President             September 16, 1996
          ----------------------------    Accounting Services (Principal
          Anna Mae Papso                  Financial Officer and Principal
                                          Accounting Officer)

          /s/ Tenley E. Albright          Director
          ----------------------------
          Tenley E. Albright

          /s/ George W. Ebright           Director
          ----------------------------
          George W. Ebright

          /s/ George J. Hauptfuhrer, Jr.  Director
          ----------------------------


          George J. Hauptfuhrer, Jr.


          /s/ William H. Longfield        Director                             By:/s/WILLIAM G.LITTLE
          -----------------------------                                        ---------------------

          William H. Longfield                                                 William G. Little
                                                                               Attorney-in-Fact
          /s/ John P. Neafsey             Director                             September 16, 1996
          -----------------------------
          John P. Neafsey

          /s/ Monroe E. Trout
          -----------------------------   Director
          Monroe E. Trout


          /s/ J. Roffe Wike, II           Director
          -----------------------------
          J. Roffe Wike, II

          /s/ Geoffrey F. Worden          Director
          -----------------------------
          Geoffrey F. Worden

              Powers of attorney authorizing William G. Little to execute this Registration Statement, and amendments thereto, for each of the directors of Registrant on whose behalf this Registration Statement is filed, have been executed and filed in Exhibit 24 to this Registration Statement.



                                    Exhibit Index
                                   ----------------

                                                         Page Number of
          Exhibit No.      Description               Registration Statement
          -----------      -----------                --------------------
              5            Opinion of General Counsel           6


              23(a)        Consent of Coopers & Lybrand         8


              23(b)        Consent of Corporate Counsel
                           (contained in opinion filed
                           as Exhibit 5)


              24           Powers of Attorney               10 - 17

